UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 24, 2009

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of principal executive offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 24, 2009, Winn-Dixie Stores, Inc. (the “Company”) issued a press release providing financial results for the 12 and 52 weeks ended June 24, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. As used herein, the words, “we,” “our,” and “us” refer to the Company and its subsidiaries.

In the press release and in our other public statements in connection with the press release, as well as in analyzing and planning for our business, we supplement our use of financial measures that are calculated and presented in accordance with generally accepted accounting principles (“GAAP”) with the non-GAAP financial measure Adjusted EBITDA. Adjusted EBITDA is net income or loss adjusted to exclude income taxes, interest income, interest expense, depreciation, amortization, impairment charges, certain non-cash charges related to the Company’s compensation programs, adjustments to the Company’s self-insurance reserve, non-recurring gains, and items related to the Company’s emergence from bankruptcy.

Adjusted EBITDA is presented because we believe that it is an important metric for evaluating our operating performance. Moreover, Adjusted EBITDA facilitates comparison of our results of operations with companies in our industry which may have different capital structures. EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest, income taxes, depreciation, and amortization. Excluding the non-cash charges related to the Company’s compensation programs, impairment charges, non-recurring gains, adjustments to the Company’s self-insurance reserve, and items related to the Company’s emergence from bankruptcy further helps to isolate operating performance and to facilitate such comparisons, inasmuch as the items excluded are not a function of our current operating performance and affect our GAAP results regardless of our performance. In addition, certain of these items may vary significantly from period to period and may have a disproportionate effect in a given period, which may affect the comparability of the results.

Investors are cautioned that the usefulness of Adjusted EBITDA is limited by the fact that it excludes items which have or have had an effect on our overall financial performance, including the effects of our capital structure, the nature of our assets and liabilities, our equity compensation programs, restructuring efforts that we have taken and our bankruptcy and subsequent emergence. Due to these limitations, we use Adjusted EBITDA only in addition to and in conjunction with results presented in accordance with GAAP. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Further, because non-GAAP financial measures are not standardized, it may not necessarily be possible to compare our use of Adjusted EBITDA with non-GAAP financial measures having the same or similar names used by other companies.

Copies of this Form 8-K and the earnings release are available at http://www.winn-dixie.com/company/investor_info/investor_information.asp in the SEC Filings section.

The information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated August 24, 2009, of Winn Dixie Stores, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2009	Winn-Dixie Stores, Inc.

	By:	/s/ Peter L. Lynch
Peter L. Lynch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 24, 2009, of Winn Dixie Stores, Inc.